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                        TRANSFER AND SERVICING AGREEMENT


                                      among


                   NEWCOURT EQUIPMENT TRUST SECURITIES 1998-2
                                     Issuer


                           ANTIGUA FUNDING CORPORATION
                                    Depositor


                            AT&T CAPITAL CORPORATION
                   In its individual capacity and as Servicer


                              THE BANK OF NEW YORK
                                Indenture Trustee

                        -------------------------------

                          Dated as of December 1, 1998

                        -------------------------------


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                                TABLE OF CONTENTS

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INTRODUCTION.....................................................................................1

ARTICLE I        DEFINITIONS.....................................................................1
        SECTION 1.1.     Definitions.............................................................1
        SECTION 1.2.     Usage of Terms.........................................................11
        SECTION 1.3.     Calculations...........................................................11
        SECTION 1.4.     Section References.....................................................11
        SECTION 1.5.     No Recourse............................................................11

ARTICLE II       CONVEYANCE OF CONTRACTS........................................................12
        SECTION 2.1.     Conveyance of Contracts and Related Assets.............................12
        SECTION 2.2.     Custody of Contract Files..............................................13
        SECTION 2.3.     Further Assurances.....................................................14
        SECTION 2.4.     Representations and Warranties of Depositor............................15
        SECTION 2.5.     Nonpetition Covenant...................................................17
        SECTION 2.6.     Purchase of Contracts Upon Breach of Representations
                         and Warranties.........................................................18
        SECTION 2.7.     Depositor Option to Substitute for Prepaid Contracts
                         and Defaulted Contracts................................................19
        SECTION 2.8.     Reassignment of Purchased and Replaced Contracts.......................20

ARTICLE III      ADMINISTRATION AND SERVICING OF CONTRACTS......................................21
        SECTION 3.1.     Duties of the Servicer.................................................21
        SECTION 3.2.     Collection of Contract Payments; Modifications of Contracts............22
        SECTION 3.3.     Realization Upon Contracts.............................................24
        SECTION 3.4.     Insurance, Maintenance and Taxes.......................................25
        SECTION 3.5.     Maintenance of Security Interests in Equipment.........................27
        SECTION 3.6.     Covenants, Representations, and Warranties of Servicer.................27
        SECTION 3.7.     Sub-Servicers..........................................................29
        SECTION 3.8.     Total Servicing Fee; Payment of Expenses by Servicer...................29
        SECTION 3.9.     Servicer's Certificate.................................................30
        SECTION 3.10     Annual Statement as to Compliance; Notice of Servicer
                         Termination Event......................................................30
        SECTION 3.11     Annual Independent Accountants' Report.................................31
        SECTION 3.12     Access to Certain Documentation and Information
                         Regarding Contracts....................................................32
        SECTION 3.13     Certain Duties of the Servicer under the Trust Agreement...............32
        SECTION 3.14     Duties of the Servicer under the Indenture.............................32
        SECTION 3.15     Errors and Omissions Policy or Bond....................................33

ARTICLE IV       COLLECTIONS AND DEPOSITS.......................................................34
        SECTION 4.1.     Initial Deposit........................................................34
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        SECTION 4.2.     Collections............................................................34
        SECTION 4.3.     Application of Collections.............................................35
        SECTION 4.4.     Net Deposits...........................................................36
        SECTION 4.5.     Expiration of Lease Contracts..........................................36

ARTICLE V        TERMINATION....................................................................37
        SECTION 5.1.     Optional Purchase of All Contracts; Liquidation of Trust Assets........37

ARTICLE VI       THE DEPOSITOR..................................................................38
        SECTION 6.1.     Liability of Depositor.................................................38
        SECTION 6.2.     Merger or Consolidation of, or Assumption of the Obligations of,
                         Depositor; Amendment of Certificate of Incorporation...................38
        SECTION 6.3.     Limitation on Liability of Depositor and Others........................39
        SECTION 6.4.     Depositor May Own Notes................................................39

ARTICLE VII      THE SERVICER...................................................................40
        SECTION 7.1.     Liability of Servicer; Indemnities.....................................40
        SECTION 7.2.     Merger or Consolidation of, or Assumption of the Obligations of,
                         the Servicer...........................................................41
        SECTION 7.3.     Limitation on Liability of Servicer and Others.........................42
        SECTION 7.4.     Servicer Not to Resign.................................................42
        SECTION 7.5.     Corporate Existence....................................................42

ARTICLE VIII     SERVICER TERMINATION EVENTS....................................................43
        SECTION 8.1.     Servicer Termination Event.............................................43
        SECTION 8.2.     Consequences of a Servicer Termination Event...........................44
        SECTION 8.3.     Indenture Trustee to Act; Appointment of Successor.....................45
        SECTION 8.4.     Notification to Equity Certificateholder and Noteholders...............45
        SECTION 8.5.     Waiver of Past Defaults................................................45

ARTICLE IX       MISCELLANEOUS PROVISIONS.......................................................47
        SECTION 9.1.     Amendment..............................................................47
        SECTION 9.2.     Protection of Title to Trust Assets....................................48
        SECTION 9.3.     Governing Law..........................................................50
        SECTION 9.4.     Severability of Provisions.............................................50
        SECTION 9.5.     Assignment.............................................................50
        SECTION 9.6.     Third-Party Beneficiaries..............................................50
        SECTION 9.7.     Counterparts...........................................................50
        SECTION 9.8.     Intention of Parties...................................................50
        SECTION 9.9.     Notices................................................................51
        SECTION 9.10     Income Tax Characterization............................................51
        SECTION 9.11     Limitation of Liability................................................51
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                                    EXHIBITS

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Exhibit A-1  --   Schedule of Lease Contracts and Leased Equipment
Exhibit A-2  --   Schedule of Loan Contracts
Exhibit B    --   Form of Servicer's Certificate
Exhibit C    --   Form of Subsequent Transfer Instrument
Exhibit D    --   Form of Servicer's Certificate Regarding Substitution
Exhibit E    --   Form of Certificate Regarding Substitution for Warranty Contracts
Exhibit F    --   Form of Certificate Regarding Substitution for Defaulted and Prepaid Contracts
Exhibit G    --   Form of Servicer's Certificate Regarding Purchase of Warranty Contracts
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               THIS TRANSFER AND SERVICING AGREEMENT, dated as of December 1,
1998, is made among NEWCOURT EQUIPMENT TRUST SECURITIES 1998-2 (the "Issuer"),
ANTIGUA FUNDING CORPORATION, a Delaware corporation, as Depositor (the
"Depositor"), AT&T CAPITAL CORPORATION, a Delaware corporation, in its individual capacity and as Servicer (in its individual capacity, "TCC"; in its capacity as Servicer, the "Servicer"), and THE BANK OF NEW YORK, a New York
banking corporation, not in its individual capacity but solely as trustee under the Indenture hereinafter referred to (the "Indenture Trustee").

               In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.1. Definitions. All terms defined in the Indenture or the Trust Agreement (each as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

               Accountants' Report: The report of a firm of nationally recognized independent accountants described in Section 3.11.

               Accounting Date: With respect to a Payment Date, the last day of the preceding calendar month.

               Administrative Fee: With respect to any Collection Period, all administrative fees, expenses and charges collected in respect of the Contracts during such Collection Period, including late fees, late payment interest, documentation fees, insurance administration charges and that portion of any Extension Fees allocated to the Servicer.

               Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               Agreement or this Agreement: This Transfer and Servicing Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

               Book Value: With respect to any Leased Equipment, the value of such Leased Equipment as shown on the accounting books and records of TCC or the applicable Originator,


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as appropriate, as of the Cut-Off Date. The Book Value for each item of Leased
Equipment shall be set forth on Exhibit A-1 hereto.

               Business Day: Any day (other than a Saturday, Sunday or legal holiday) on which commercial banking institutions in New York, New York, or any other location of any successor Servicer or successor Indenture Trustee, are open for regular business.

               CFC: AT&T Commercial Finance Corporation, a Delaware corporation, and its successors and assigns.

               Closing Date:  December 17, 1998.

               Collection Account: The account designated as such in, and established and maintained pursuant to, Section 8.02 of the Indenture.

               Collection Period: With respect to a Payment Date, the calendar month preceding the month in which such Payment Date occurs (such calendar month being referred to as the "related" Collection Period with respect to such Payment Date). With respect to an Accounting Date, the Collection Period in which such Accounting Date occurs is referred to herein as the "related" Collection Period with respect to such Accounting Date.

               Collection Records: All manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Contracts.

               Contract File: The documents, electronic entries, instruments and writings listed in Section 2.2 pertaining to a particular Contract.

               Contract Pool Principal Balance: With respect to any Payment Date, the sum of the Contract Principal Balances (computed as of the related Accounting Date) for all Contracts.

               Contract Principal Balance: As of any Accounting Date, with respect to any Contract:

               (i) if such Contract does not by its terms permit prepayment or early termination, the present value of the unpaid Scheduled Payments due on such Contract after such Accounting Date (excluding all Scheduled Payments due on or prior to, but not received as of, such Accounting Date, as well as any Scheduled Payments due after, but received as of, such Accounting Date), after giving effect to any Prepayments received on or prior to such Accounting Date, discounted monthly at the rate of 6.843% per annum (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period);

               (ii) if such Contract permits prepayment or early termination only upon payment of an amount that is at least equal to the present value (calculated in the manner described in clause (i) above) of the unpaid Scheduled Payments due on such Contract


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          after the date of such prepayment or early termination, the amount specified in clause (i) above; and

               (iii) if such Contract permits prepayment or early termination without payment of an amount at least equal to the amount specified in clause (ii) above, the lesser of (a) the unpaid principal balance of such Contract as of such Accounting Date (after giving effect to any Scheduled Payments due on or prior to such Accounting Date, whether or not received, as well as any Prepayments, and any Scheduled Payments due after such Accounting Date, received as of such Accounting Date), and (b) the amount specified in clause (i) above;

provided that, for purposes of computing the Total Principal Payment Amount or the Requisite Cash Collateral Amount for a given Payment Date (as well as all Payment Dates thereafter), the Contract Principal Balance of any Contract which became a Liquidated Contract during the related Collection Period or was required to be purchased by TCC as of the last day of the related Collection Period in accordance with Section 2.6(a), will be deemed to be zero on and after the last day of such Collection Period.

               Contract Representations and Warranties: As defined in Section 2.6(a).

               Contracts:  The Lease Contracts and the Loan Contracts.

               Corporate Trust Office: With respect to the Owner Trustee, the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office on the date of execution and delivery of this Agreement is located at 111 Wall Street, 5th Floor, New York, NY 10043, Attention: Corporate Agency Trust; the telecopy number for the Corporate Agency Trust Office of the Owner Trustee on the date of execution and delivery of this Agreement is (212) 657-3872; with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office is located at 101 Barclay Street, Floor 12 East, New York, New York 10286,
Attention: Corporate Trust Administration--Asset Backed Finance Unit; the telecopy number for the Corporate Trust Office of the Indenture Trustee on the date of execution and delivery of this Agreement is (212) 815-5544.

               Cut-Off Date: (i) With respect to the Contracts listed on Exhibits A-1 and A-2 hereto as of the Closing Date, December 1, 1998, and (ii) with respect to any Substitute Contract, the first day of the calendar month during which such Substitute Contract was transferred to the Issuer in accordance with the provisions of Section 2.6(b) or Section 2.7.

               Defaulted Contract: With respect to any Collection Period, (i) a Contract which, during such Collection Period, became a Liquidated Contract; or
(ii) a Contract as to which, during such Collection Period, the Obligor becomes the subject of a bankruptcy, insolvency or receivership proceeding.

               Deposit Date: With respect to any Collection Period, the Business Day immediately preceding the related Determination Date.


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               Depositor: Antigua Funding Corporation, a Delaware corporation, or its successor in interest pursuant to Section 6.2.

               Determination Date: With respect to any Collection Period, the fifth Business Day immediately preceding the related Payment Date.

               Eligible Contract: As to (i) any Warranty Contract for which a Contract is being substituted pursuant to Section 2.6(b), and (i) any Prepaid Contract or Defaulted Contract for which a Contract is being substituted pursuant to Section 2.7, a Contract that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be made as of the Cut-off Date or the Subsequent Transfer Date) in the related Purchase Agreement and does not cause any of the representations and warranties in Section 2.4, after giving effect to such substitution, to be incorrect, (b) after giving effect to the scheduled payments due prior to the Cut-Off Date, has a Contract Principal Balance that is at least equal to the Required Payoff Amount of such Warranty Contract or Defaulted Contract or, but for such Prepayment in Full, the Required Payoff Amount of such Prepaid Contract, as the case may be, (c) has Scheduled Payments payable monthly which are at least equal to the Scheduled Payments due on the Warranty Contract, Prepaid Contract or Defaulted Contract, as the case may be, through the term of such Warranty Contract, Prepaid Contract or Defaulted Contract, (d) has a final Scheduled Payment that is not in excess of the final Scheduled Payment on the Warranty Contract, Prepaid Contract or Defaulted Contract, as the case may be, unless, for purposes of satisfying the requirement of clause (b), the amount of the final Scheduled Payment on such Contract is assumed to be the same as that on the Warranty Contract, Prepaid Contract or Defaulted Contract, as the case may be, (e) has a final Scheduled Payment due on a date that is not later than the date on which the final Scheduled Payment date of the Warranty Contract, Prepaid Contract or Defaulted Contract, as the case may be, is due, (f) is of the same type (viz., Lease Contract or Loan Contract) as the Warranty Contract, Prepaid Contract or Defaulted Contract, as the case may be, (g) was originated and added to the Trust Assets using the same credit criteria and eligibility standards as the Contracts transferred on the Closing Date, and (h) was purchased by the Depositor from an Originator pursuant to a Purchase Agreement having substantially the same terms and conditions (including, without limitation, representations and warranties as to the Eligible Contract) as the Purchase Agreements pursuant to which the Depositor purchased the Contracts transferred to the Issuer on the Closing Date; provided that, notwithstanding clause (a), a contract will not fail to constitute an Eligible Contract solely by virtue of not satisfying the Contract Representations and Warranties contained in clauses
(I) and (P) thereof if the Rating Agency Condition is satisfied with respect thereto.

               Eligible Servicer: TCC, the Indenture Trustee or another Person which at the time of its appointment as Servicer (i) is servicing a portfolio of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and/or other similar types of receivables comparable to the Contracts, (ii) is legally qualified and has the capacity to service the Contracts, (iii) has demonstrated the ability professionally and competently to service a portfolio of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Contracts with reasonable skill and care, and (iv) has available software which is adequate to perform its duties and responsibilities under this Agreement.


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               Equipment: With respect to any Contract, the property which is leased or purchased pursuant to such Contract, or which otherwise provides security for the payment of amounts payable thereunder.

               Extension Fees: With respect to any Contract, any fee received by the Servicer in consideration for the granting of an extension on the payment of any Scheduled Payment due under such Contract. Any Extension Fees received shall be allocated as follows: (1) 50% thereof shall be allocated to the Issuer and shall constitute Pledged Revenues; and (2) 50% thereof shall be allocated to the Servicer and shall constitute an Administrative Fee.

               Indenture: The Indenture, dated as of December 1, 1998, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

               Indenture Trustee: The Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

               Independent Accountants: As defined in Section 3.11(a).

               Initial Contract Pool Principal Balance:  $1,342,869,226.

               Insurance, Maintenance and Tax Accounts: The accounts which are established and maintained pursuant to Section 3.4(a).

               Insurance Policy: With respect to a Contract, any insurance policy benefitting the lessor or secured party under the Contract providing loss or physical damage, theft or similar coverage with respect to the Equipment.

               Issuer:  Newcourt Equipment Trust Securities 1998-2.

               Lease Contracts: The lease contracts listed on Exhibit A-1 hereto (excluding any such lease contract which has become a Purchased Contract or a Replaced Contract, but including any Substitute Contract substituted therefor and added to such Exhibit A-1 in accordance with the provisions of Section 2.6(b) or Section 2.7) and all rights and obligations under such contracts, including, without limitation, all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date (whether in the form of (i) Scheduled Payments (including those Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (ii) Prepayments, (iii) Liquidation Proceeds, (iv) Extension Fees, (v) payments to be applied by the Servicer to the payment of insurance charges, maintenance, taxes or other similar obligations, (vi) payments to be retained by the Servicer in payment of Administrative Fees, or otherwise), and all rights of the lessor in the related Equipment (other than any ownership interest of the lessor in such Equipment), Insurance Policies and any other security for the payment of amounts due under such contracts.

               Leased Equipment: With respect to any Lease Contract, the Equipment subject to such Lease Contract, as more particularly described on Exhibit A-1 hereto.


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               Leasing Services: AT&T Capital Leasing Services, Inc., a
Massachusetts corporation, and its successors and assigns.

               Lien: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

               Liquidated Contract: With respect to any Collection Period, (i) a Contract which, during such Collection Period, was charged off as uncollectible by the Servicer in accordance with its credit and collection policies and procedures (which shall be no later than the date as of which the Servicer has repossessed and disposed of the related Equipment and otherwise collected all proceeds (including any proceeds of insurance to be applied as described in Section 3.4(c)(ii)) which, in the Servicer's reasonable judgment, can be collected under such Contract) following a default thereunder or upon damage to or destruction of such Equipment (if such Equipment is not to be replaced or repaired in accordance with Section 3.4(c)(i)), or (ii) a Contract as to which, during such Collection Period, 10% or more of a Scheduled Payment shall have become 180 days delinquent.

               Liquidation Proceeds: All amounts received by the Servicer (i) in connection with the liquidation of any Contract and disposition of the related Equipment or (ii) as insurance proceeds with respect to any damaged or destroyed Equipment to be applied as described in Section 3.4(c)(ii), in each case net of
(a) reasonable out-of-pocket expenses incurred by or on behalf of the Servicer in connection with the collection of such Contract and the maintenance, repossession, repair, storage and disposition of the related Equipment (including taxes and insurance charges, to the extent in excess of amounts available therefor and relating to such Contract in the Insurance, Maintenance and Tax Accounts, as well as attorneys' fees) and (b) amounts that are required to be refunded to the Obligor on such Contract; provided, however, that the Liquidation Proceeds with respect to any Contract and disposition of the related Equipment shall in no event be less than zero. Liquidation Proceeds shall be allocated as follows: (1) in the case of any Loan Contract, all Liquidation Proceeds shall be allocated to the Issuer; and (2) in the case of any Lease Contract, Liquidation Proceeds shall be allocated pro rata between the Issuer, on the one hand, and the Depositor, on the other, based upon the Required Payoff Amount for such Lease Contract (determined as of the Collection Period during which such Lease Contract became a Liquidated Contract) and the Book Value of the related Leased Equipment, respectively; provided that, in the event the Liquidation Proceeds exceed the sum of the Required Payoff Amount for a given Lease Contract plus the Book Value of the related Leased Equipment, any such excess shall be allocated solely to the Depositor.

               Loan Contracts: The installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables listed on Exhibit A-2 hereto (excluding any such contract, note, agreement or receivable which has become a Purchased Contract or a Replaced Contract, but including any Substitute Contract substituted therefor and added to such Exhibit A-2 in accordance with the provisions of Section 2.6(b) or Section 2.7) and all rights and obligations under such contracts, including, without limitation, all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date (whether in the form of (i) Scheduled Payments (including those Scheduled Payments due prior to, but not


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received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (ii) Prepayments,
(iii) Liquidation Proceeds, (iv) Extension Fees, (v) payments to be applied by the Servicer to the payment of insurance charges, maintenance, taxes or other similar obligations, (vi) payments to be retained by the Servicer in payment of Administrative Fees, or otherwise), and all rights of the secured party in the related Equipment, Insurance Policies and any other security for the payment of amounts due under such contracts.

               Monthly Records: All records and data maintained by the Servicer with respect to the Contracts in accordance with its customary standards, policies and procedures.

               NCFC: Newcourt Communications Finance Corporation (f/k/a AT&T Credit Corporation), a Delaware corporation, and its successors and assigns.

               Note Distribution Account: The account designated as such in, and established and maintained pursuant to, Section 8.04 of the Indenture.

               Note Majority: Holders of Notes representing a majority of the Principal Balance of each Class of the Notes then Outstanding.

               Obligor: The lessee, borrower, purchaser or any other Person or Persons who are obligated to make payments under a Contract.

               Opinion of Counsel: A written opinion of counsel acceptable in form and substance and from counsel acceptable to the Owner Trustee and, if such opinion or a copy thereof is required to be delivered to the Indenture Trustee, to the Indenture Trustee.

               Original Term: With respect to any Contract, the term of such Contract as of the Cut-Off Date (which shall include any renewals or extensions of the original term thereof prior to the Cut-Off Date), as such term may be extended in accordance with Section 3.2(c) or as a result of a bankruptcy proceeding with respect to the related Obligor, but excluding, in the case of any Lease Contract, any other extensions or renewals thereof.

               Originators:  Leasing Services, NCFC and CFC.

               Owner Trustee: Citibank, N.A., acting not individually but solely as trustee, or its successor in interest, and any successor Owner Trustee appointed as provided in the Trust Agreement.

               Payment Date: The fifteenth day of each calendar month (or, if such fifteenth day is not a Business Day, the next succeeding Business Day), commencing January 15, 1999; provided that, in the event that the Principal Balance of the Class A-1 Notes has not been reduced to zero on or prior to the Payment Date occurring in December 1999, the Payment Date for the Class A-1 Notes in January 2000 will be January 10, 2000 (or, if such day is not a Business Day, the next preceding Business Day).


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               Person: Any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

               Pledged Revenues: (i) All Scheduled Payments on the Contracts received on or after the Cut-Off Date (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date); (ii) any Prepayments received on the Contracts on or after the Cut-Off Date (other than (a) in the case of a Lease Contract, any portion thereof allocated to the Depositor, or (b) in the case of a Prepaid Contract for which a substitution has been made in accordance with Section 2.7, that portion thereof to which the Depositor is entitled pursuant to Section 2.7); (iii) the Purchase Amount of any Contracts purchased by TCC in accordance with Section 2.6(a) (other than any portion thereof attributable to the Book Value of the Leased Equipment); (iv) the amount paid by the Depositor to purchase the Contracts pursuant to Section 5.1; (v) that portion of the Liquidation Proceeds received in respect of any Contracts and the disposition of the related Equipment on or after the Cut-Off Date and allocated to the Issuer; (vi) that portion of any Extension Fees received on or after the Cut-Off Date and allocated to the Issuer; and (vii) any earnings on the investment of amounts credited to the Collection Account and the Note Distribution Account.

               Prepaid Contract: A Contract as to which a Prepayment in Full has been received by the Servicer.

               Prepayment: With respect to any Collection Period for any Contract, a voluntary prepayment during such Collection Period of amounts due and owing under such Contract; provided that, in the case of any Lease Contract, the amount, if any, by which any such Prepayment exceeds the Required Payoff Amount for such Contract shall be allocated to the Depositor in respect of the related Leased Equipment.

               Prepayment in Full: With respect to any Collection Period for any Contract, a Prepayment during such Collection Period of all amounts payable under such Contract, including, without limitation, a Prepayment in whole under
Section 3.2(d).

               Principal Balance: As of any date, when used with respect to a Class of Notes, the original principal balance of such Class, less all distributions previously made to such Class in respect of principal.

               Purchase Agreements: The Purchase and Sale Agreement, dated as of February 1, 1998, among TCC, the Depositor, Leasing Services and NCFC; the Purchase and Sale Agreement, dated as of April 1, 1998 among TCC, the Depositor, Leasing Services and NCFC; the Purchase and Sale Agreement, dated as of June 1, 1998, among TCC, the Depositor and the Originators; the Purchase and Sale Agreement, dated as of September 1, 1998, among TCC, the Depositor, Leasing Services and NCFC; the Purchase and Sale Agreement, dated as of October 1, 1998, among TCC, the Depositor and the Originators; the Purchase and Sale Agreement, dated as of October 15, 1998, among TCC, the Depositor and NCFC; the Purchase and Sale Agreement, dated as of December 1, 1998, among TCC, the Depositor and the Originators; and any other


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



comparable purchase agreement entered into among TCC, the Depositor and an Originator pursuant to which an Originator has sold to the Depositor a Substitute Contract.

               Purchase Amount: With respect to a Contract and related Equipment required to be purchased by TCC in accordance with Section 2.6(a), the sum of
(i) the Required Payoff Amount for such Contract as of the Accounting Date on which such obligation to so purchase arises, plus (ii) in the case of a Lease Contract, the Book Value of the related Leased Equipment (that portion of the Purchase Amount attributable to such Book Value to be allocated to the Depositor).

               Purchased Contract: As of any Deposit Date, any Contract which TCC has purchased as of the related Accounting Date, as required by Section 2.6(a), and as to which, on or before such Deposit Date, (i) that portion of the Purchase Amount relating to the Required Payoff Amount for such Contract has been deposited in the Collection Account, and (ii) that portion, if any, of the Purchase Amount relating to the Book Value of the related Leased Equipment has been distributed to the Depositor.

               Related Assets: The assets, in addition to the Contracts, transferred by the Depositor to the Issuer pursuant to Section 2.1(a) (or, in the case of a Substitute Contract, the comparable paragraph of the related Subsequent Transfer Instrument).

               Related Documents: The Trust Agreement, the Indenture, the Equity Certificate, the Notes, the Purchase Agreements, any Subsequent Transfer Instruments and the Cash Collateral Account Agreement. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

               Replaced Contract: Any Warranty Contract, Prepaid Contract or Defaulted Contract for which a Substitute Contract has been substituted in accordance with Section 2.6(b) or Section 2.7, as applicable.

               Required Payoff Amount: With respect to any Collection Period for any Contract, the sum of (i) the Scheduled Payment due in such Collection Period, together with any Scheduled Payments due in prior Collection Periods but not yet received, plus (ii) the Contract Principal Balance of such Contract (after taking into account the Scheduled Payment due in such Collection Period, whether or not received).

               Responsible Officer: When used with respect to the Servicer, the Depositor or any other Person other than the Indenture Trustee, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions; when used with respect to the Indenture Trustee, the meaning set forth in the Indenture.

               Schedule of Contracts: Collectively, the schedules of Lease Contracts and Loan Contracts (which shall be made available to the parties hereto on a computer disk or other data storage medium) attached hereto as (or described in) Exhibit A-1 and Exhibit A-2, respectively,

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



as such Exhibits may be amended from time to time pursuant to Section 2.6(b) or
Section 2.7 to add Substitute Contracts and delete Replaced Contracts.

               Scheduled Payment: With respect to any Collection Period for any Contract during the Original Term of such Contract, the scheduled payment or payments due under such Contract in such Collection Period other than those portions of such payments which, under such Contract, are to be (i) applied by the Servicer to the payment of insurance charges, maintenance, taxes and other similar obligations, or (ii) retained by the Servicer in payment of Administrative Fees.

               Servicer: AT&T Capital Corporation, its successor in interest pursuant to Section 8.2 or, after any termination of the Servicer upon a Servicer Termination Event, any successor Servicer.

               Servicer Termination Event: An event described in Section 8.1.

               Servicer's Certificate: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.9, substantially in the form attached hereto as Exhibit B.

               Servicing Account: The account designated as such in, and established and maintained pursuant to, Section 8.05 of the Indenture.

               Servicing Fee: With respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Contract Pool Principal Balance determined as of the last day of the preceding Collection Period (or, in the case of the Servicing Fee with respect to the Collection Period commencing on December 1, 1998, the Contract Pool Principal Balance as of such date).

               Servicing Fee Rate: 1.25% per annum.

               Sub-Servicer: The Person named as servicer or sub-servicer in any agreement between the Servicer and such Person by which such Person is contractually obligated to perform on the Servicer's behalf all or a part of the servicing obligations described herein.

               Subsequent Transfer Date: With respect to each Subsequent Transfer Instrument, the date on which the related Substitute Contracts are transferred to the Issuer.

               Subsequent Transfer Instrument: Each Subsequent Transfer Instrument executed by the Depositor in accordance with the provisions of
Section 2.6(b) or Section 2.7, by which the Depositor transfers Substitute Contracts to the Issuer.

               Substitute Contract: A lease contract or a loan contract transferred by the Depositor to the Issuer in substitution for a Lease Contract or Loan Contract, as appropriate, in

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



accordance with the provisions of Section 2.6(b) or Section 2.7, such contract being identified in a schedule to the applicable Subsequent Transfer Instrument.

               TCC: AT&T Capital Corporation, a Delaware corporation.

               Total Servicing Fee: The sum of the Servicing Fee, the Administrative Fees and any earnings on the investment of amounts in the Servicing Account.

               Trust Accounts: The Collection Account, the Note Distribution Account, the Servicing Account, the Insurance, Maintenance and Tax Accounts and such other accounts as may be established in the name of the Issuer or the Indenture Trustee pursuant to the Trust Agreement or this Agreement.

               Trust Agreement: The Trust Agreement, dated as of December 1, 1998, between the Depositor and the Owner Trustee, as the same may be amended and supplemented from time to time in accordance with the terms thereof.

               UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

               Warranty Contract: As defined in Section 2.6(b).

               SECTION 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

               SECTION 1.3. Calculations. All calculations of the amount of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Contract Principal Balance of a Contract as of any date shall refer to the close of business on such date.

               SECTION 1.4. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

               SECTION 1.5. No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of the Depositor, TCC, the Servicer, the Indenture Trustee or the Owner Trustee or of any predecessor or successor of the Depositor, TCC, the Servicer, the Indenture Trustee or the Owner Trustee.

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



                                   ARTICLE II

                             CONVEYANCE OF CONTRACTS

               SECTION 2.1. Conveyance of Contracts and Related Assets. (a) Subject to the terms and conditions of this Agreement, the Depositor, pursuant to the mutually agreed upon terms contained herein, hereby transfers, assigns, and otherwise conveys to the Issuer, without recourse (but without limitation of its obligations in this Agreement), as of the Closing Date (or, in the case of any Substitute Contracts, as of the Subsequent Transfer Date), all of the right, title and interest, including any security interest, whether now owned or hereafter acquired, that the Depositor has or has power to convey, in and to the following:

               (i) the Contracts, including, without limitation, (A) all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date in the form of (1) Scheduled Payments (including those Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (2) Prepayments (other than, in the case of a Lease Contract, any portion thereof allocated to the Depositor in accordance with this Agreement), (3) Liquidation Proceeds (but only that portion thereof allocated to the Issuer in accordance with this Agreement), (4) Extension Fees, (5) payments to be applied by the Servicer to the payment of insurance charges, maintenance, taxes or other similar obligations, and (6) payments to be retained by the Servicer in payment of Administrative Fees, but excluding any payments made and attributable to the purchase price or use of any Leased Equipment upon expiration of the related Lease Contract (whether upon completion of the Original Term thereof, Prepayment thereof or otherwise), (B) all rights of the lessor or the secured party, as the case may be, in the Equipment related to the Loan Contracts and all present or future leases and other contracts relating to such Equipment and all revenues, payments, rights to payment, profits, accounts, chattel paper, products and contract rights arising from or related to such Equipment or any use thereof or from any such lease or other contract, (C) all rights of the lessor or secured party, as the case may be, in all Insurance Policies and any other security (other than any ownership interest of the lessor in the Leased Equipment) for the payment of amounts due under the Contracts (including all rights, if any, the lessor or the secured party may have against vendors and other third parties for payments of such amounts), (D) all items contained in the related Contract Files and any and all other documents that are kept on file in accordance with the applicable Originator's customary procedures relating to the Contracts, and (E) all proceeds of the foregoing;

               (ii) all funds on deposit from time to time in the Trust Accounts and all investments therein and proceeds thereof; and

               (iii) the Purchase Agreements (to the extent they relate to the Contracts), including (A) any Purchase Amount paid (other than any portion thereof attributable to the Book Value of the Leased Equipment), and (B) any deemed loan made by the Depositor to the Originators and all security therefor, including the security interest in the Contracts and Equipment granted by the Originators to the Depositor to secure such

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



          deemed loan, as described in Section 2.2 of the Purchase Agreement, and all proceeds of the foregoing.

The foregoing does not constitute, nor is it intended to result in, the creation or assumption by the Issuer, the Owner Trustee, the Indenture Trustee, any Noteholder or the Equity Certificateholder of any obligation of the Depositor, the Servicer or any other Person in connection with the Contracts or the related Equipment or any agreement or instrument relating thereto, including any obligation to the Obligors.

               (b) Subject to the terms and conditions of this Agreement, upon the transfer of the Contracts and other assets pursuant to Section 2.1(a), the Depositor will be entitled to (i) the Leased Equipment and any payments made and attributable to the purchase price or use of the Leased Equipment upon expiration of the related Lease Contract (whether upon completion of the Original Term thereof, Prepayment thereof or otherwise), (ii) that portion of any Prepayments and Liquidation Proceeds received on or after the Cut-Off Date and allocated to the Depositor in accordance with this Agreement and (iii) that portion of any Purchase Amount attributable to the Book Value of the Leased Equipment.

               (c) As security for the payment of amounts described in Section 2.1(a)(i)(3), the Depositor hereby grants to the Issuer a security interest in all of the right, title and interest that the Depositor has or has power to convey, whether now owned or hereafter acquired, in and to the Leased Equipment and all proceeds thereof.

               SECTION 2.2.  Custody of Contract Files.

               (a) The Owner Trustee, on behalf of the Issuer, hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of the following documents or instruments (with respect to each Contract), which will be, as of the Closing Date (or, in the case of a Substitute Contract, as of the Subsequent Transfer Date), in the possession of the Servicer or its agents:

               (i) The fully executed original of the Contract or a facsimile copy thereof (together with any agreements modifying the Contract, including, without limitation, any extension agreements);

               (ii) Documents evidencing or related to any Insurance Policy, or copies thereof; and

               (iii) Such documents, if any, that the applicable Originator keeps on file in accordance with its customary procedures indicating that the Equipment is owned or leased by the Obligor and subject to the interest of the lessor or secured party.

               (b) The Servicer agrees to maintain the Contract Files at the locations where they are currently maintained, or at such other locations as shall from time to time be identified to the Indenture Trustee by written notice. The Servicer may temporarily move individual Contract


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



Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

               (c) As custodian, the Servicer shall have and perform the following powers and duties:

               (i) hold the Contract Files on behalf of the Equity Certificateholder, the Depositor, the Owner Trustee, the Issuer, the Noteholders and the Indenture Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement and the Related Documents, maintain a current inventory thereof and certify to the Trustee annually that it continues to maintain possession of such Contract Files;

               (ii) implement written policies and procedures with respect to persons authorized to have access to the Contract Files and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

               (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Equity
          Certificateholder, the Depositor, the Owner Trustee, the Issuer, the Noteholders and the Indenture Trustee.

               (d) In performing its duties under this Section, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it. The Servicer shall promptly report to the Indenture Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Equity Certificateholder, the Depositor, the Owner Trustee, the Issuer, the Noteholders and the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Equity Certificateholder, the Depositor, the Owner Trustee, the Issuer, the Noteholders or the Indenture Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of the Equity Certificateholder, the Depositor, the Owner Trustee, the Issuer, any Noteholder or the Indenture Trustee.

               SECTION 2.3. Further Assurances. Following the Closing Date (or, in the case of a Substitute Contract, following the Subsequent Transfer Date), the Depositor shall, at the reasonable request of the Owner Trustee, the Indenture Trustee or the Servicer, and at the Depositor's expense, execute and deliver any further instruments of transfer or other documents, and shall take all such other actions that may be necessary, appropriate or desirable, to fully convey the Contracts and the Related Assets to the Issuer or otherwise to evidence, effectuate or implement the transactions contemplated hereby. In addition, the Depositor, as agent for the

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



Issuer, shall defend the Contracts and the Related Assets against any and all claims and demands of all Persons at any time claiming the same or any interest therein adverse to that of the Issuer.

               SECTION 2.4. Representations and Warranties of Depositor. By its execution of this Agreement, the Depositor makes the following representations and warranties. Unless otherwise specified, such representations and warranties speak as of the Closing Date (or, in the case of a Substitute Contract, as of the Subsequent Transfer Date).

                       (a) Organization and Good Standing. The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and transfer the Contracts and the other property transferred to the Issuer.

                       (b) Due Qualification. The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the performance of its obligations under this Agreement and the Related Documents.

                       (c) Power and Authority. The Depositor has the power and authority to execute and deliver this Agreement and the Depositor's Related Documents and to carry out the terms hereof and thereof; the Depositor has full power and authority to transfer and assign the Trust Assets to be transferred and assigned to and deposited with the Issuer by it and has duly authorized such transfer and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Depositor's Related Documents have been duly authorized by the Depositor by all necessary corporate action.

                       (d) No Consent Required. No consent, license, approval or authorization of, or registration or declaration with, any Person or any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made or as described in paragraph (m) below.

                       (e) Valid Transfer; Binding Obligations. This Agreement (together with, in the case of a Substitute Contract, the related Subsequent Transfer Instrument) effects, as of the Closing Date (or, in the case of a Substitute Contract, as of the Subsequent Transfer Date), a valid transfer and assignment of the Contracts and the other Trust Assets, enforceable against the Depositor and creditors of and purchasers from the Depositor; and this Agreement and the Depositor's Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Depositor enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the

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



        availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                       (f) No Violation. The execution and delivery of this Agreement and the Related Documents, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties.

                       (g) No Proceedings. There are no proceedings or investigations pending or, to the Depositor's knowledge, threatened against the Depositor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect (i) the federal income tax or other federal, state or local tax attributes of the Equity Certificate or the Notes or (ii) the federal, state or local tax treatment of any of the transactions contemplated by this Agreement and the Related Documents.

                       (h) Place of Business. The principal executive offices of the Depositor, and the offices where the Depositor keeps its records concerning the Contracts and related documents, are located at 2 Gatehall Drive, Parsippany, New Jersey 07054.

                       (i) Registration Statement. No stop order suspending the effectiveness of the Registration Statement relating to the Notes has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Securities and Exchange Commission.

                       (j) Filings. Since the effective date of the Registration Statement relating to the Notes, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

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                       (k) Right to Transfer. The Depositor has the right to
        transfer the Contracts and Related Assets to the Issuer pursuant to
        Section 2.1(c) (or, in the case of a Substitute Contract, pursuant to the comparable paragraph of the related Subsequent Transfer Instrument), subject, in the case of amounts in the Insurance, Maintenance and Tax Accounts, to the rights of the Obligors therein, free of any Lien. Upon the transfer and assignment of the Contracts and Related Assets to the Issuer pursuant to Section 2.1(a) (or, in the case of a Substitute Contract, pursuant to the comparable paragraph of the related Subsequent Transfer Instrument), the Issuer will have good title thereto and will be the sole owner thereof (subject, in the case of amounts in the Insurance, Maintenance and Tax Accounts, to the rights of the Obligors therein), free of any Lien.

                       (l) No Impairment. No person has a participation in or other right to receive Scheduled Payments under any Contract, and the Depositor has taken no action to convey any right to any Person that would result in such Person having a right to Scheduled Payments received with respect to any Contract.

                       (m) Lawful Assignment. No Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the transfer and assignment of such Contract from the Depositor to the Issuer under this Agreement. Each Contract may be sold, assigned and transferred by the Depositor to the Issuer without the consent of, or prior approval from, or any notification to, the applicable Obligor, other than (i) certain Contracts (which, in proportion to the aggregate of all of the Contracts, are not material) that require notification of the assignment to the Obligor, which notification will be given by the Servicer not later than 10 days following the Closing Date, and (ii) certain Contracts (which, in proportion to the aggregate of all of the Contracts, are not material) that require the consent of the Obligor, which consent will be obtained by the Servicer not later than 10 days following the Closing Date.

                       (n) All Filings Made. All filings and other actions required to be made, taken or performed by any Person in any jurisdiction to give the Issuer a first priority perfected lien or ownership interest in the Contracts has been made, taken or performed.

                       (o) Schedule of Contracts Accurate. The information with respect to the Contracts contained in the Schedule of Contracts is true and correct in all material respects.

                       (p) No Adverse Selection. No selection procedures adverse to the Noteholders were utilized in selecting the Contracts from those lease and loan contracts available for transfer by the Depositor to the Owner Trust.

               SECTION 2.5. Nonpetition Covenant. None of the Depositor, the Servicer, the Owner Trustee (in its individual capacity or on behalf of the Trust) nor TCC shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian,



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sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.

               SECTION 2.6. Purchase of Contracts Upon Breach of Representations and Warranties. (a) Prior to or concurrently with (or, in the case of a Substitute Contract, after) the execution and delivery of this Agreement, TCC, the Originators and the Depositor have entered into the Purchase Agreements, the rights of the Depositor under which (to the extent they relate to the Contracts) have been assigned by the Depositor to the Issuer pursuant to Section 2.1(a). Under the Purchase Agreements, TCC and the Originators have made certain representations and warranties to the Depositor with respect to the Contracts (the "Contract Representations and Warranties"), and each Purchase Agreement by its terms provides that, upon transfer of the Contracts and Related Assets to the Issuer pursuant to this Agreement, such representations and warranties are deemed made as of the Cut-off Date or the Closing Date (or, in the case of a Substitute Contract, the Subsequent Transfer Date), as applicable. As of the second Accounting Date following its discovery or its receipt of notice of any breach of the Contract Representations and Warranties that materially and adversely affects the value of any Contract (including any Liquidated Contract), TCC shall, subject to paragraph (b) of this Section 2.06, unless such breach shall have been cured in all material respects, (i) purchase such Contract from the Issuer, and (ii) in the case of a Lease Contract, purchase the related Leased Equipment from the Depositor. On or before the related Deposit Date, TCC shall pay the Purchase Amount to the Servicer on behalf of the Owner Trustee and the Depositor, as their interests may appear. The obligations of the Depositor with respect to any such breach of representations and warranties shall be limited to taking any and all actions necessary to enable the Owner Trustee to enforce directly the obligations of TCC to purchase the applicable Contract under the Purchase Agreement. It is understood and agreed that, except as set forth in the following paragraph, the obligation of TCC to purchase any Contract, together with the related Equipment, as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against TCC for such breach available to the Owner Trustee on behalf of the Equity Certificateholder, to the Depositor or the Indenture Trustee on behalf of the Noteholders and to the Depositor, as their interests may appear.

               (b) TCC may, at its option, cause the Depositor on its behalf to substitute an Eligible Contract (such Contract being referred to as the "Substitute Contract") for a Contract that TCC is obligated to repurchase pursuant to paragraph (a) of this Section 2.06 (such Contract being referred to as the "Warranty Contract") upon satisfaction of the following conditions:

               (i) the Depositor shall have delivered to the Owner Trustee a duly executed Subsequent Transfer Instrument substantially in the form of Exhibit C, which shall include (A) a schedule identifying the Substitute Contract and separately noting whether it will constitute a Lease Contract or a Loan Contract, and (B) an exhibit identifying the Warranty Contract;

               (ii) the Owner Trustee shall have received a certificate of a Responsible Officer of the Servicer, substantially in the form attached hereto as Exhibit D;


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



               (iii) the Substitute Contract is an Eligible Contract and the Depositor shall have delivered a certificate of a Responsible Officer, substantially in the form of Exhibit E hereto, to the Owner Trustee and the Servicer certifying, among other things, that the Substitute Contract is an Eligible Contract; and

               (iv) the Depositor shall have delivered to the Servicer the Contract File for the Substitute Contract and taken all other actions required by the related Subsequent Transfer Instrument and this Agreement in connection with the transfer of the Substitute Contract to the Issuer.

               Upon satisfaction of such conditions, the Owner Trustee shall add the Substitute Contract to, and delete the Warranty Contract from, the Schedule of Contracts attached hereto as Exhibit A-1 or Exhibit A-2, as applicable.

               Any substitutions pursuant to this paragraph (b) may be accomplished on a contract-by-contract basis or on an aggregate basis as to all Warranty Contracts with respect to a given Collection Period.

               (c) In addition to the foregoing and notwithstanding whether the Contract and related Equipment shall have been purchased, or a Substitute Contract substituted therefor, by TCC or the Depositor on its behalf, TCC shall indemnify the Equity Certificateholder, the Depositor, the Owner Trustee, the Issuer, the Noteholders and the Indenture Trustee against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

               SECTION 2.7. Depositor Option to Substitute for Prepaid Contracts and Defaulted Contracts. The Depositor may, at its option, substitute an Eligible Contract ( such Contract being referred to as the "Substitute Contract") for (a) a Defaulted Contract (provided that the aggregate of the Required Payoff Amounts of Defaulted Contracts for which Substitute Contracts have been received pursuant to this Section 2.7 shall not exceed 10% of the Initial Contract Pool Principal Balance), or (b) a Prepaid Contract, upon satisfaction of the following conditions:

               (i) the Depositor shall have delivered to the Owner Trustee a duly executed Subsequent Transfer Instrument substantially in the form of Exhibit C, which shall include (A) a schedule identifying the Substitute Contract and separately noting whether it will constitute a Lease Contract or a Loan Contract, and (B) an exhibit identifying the Defaulted Contract or Prepaid Contract, as the case may be;

               (ii) the Owner Trustee shall have received a certificate of a Responsible Officer of the Servicer, substantially in the form attached hereto as Exhibit D;

               (iii) the Substitute Contract is an Eligible Contract and the Depositor shall have delivered a certificate of a Responsible Officer, substantially in the form of Exhibit F


                                      -19-



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



          hereto, to the Owner Trustee and the Servicer certifying, among other things, that the Substitute Contract is an Eligible Contract;

               (iv) the Depositor shall have delivered to the Servicer the Contract File for the Substitute Contract and taken all other actions required by the related Subsequent Transfer Instrument and this Agreement in connection with the transfer of the Substitute Contract to the Issuer; and

               (v) such substitution shall be accomplished (A) in the case of a Defaulted Contract, prior to the Determination Date immediately following the Collection Period during which such Contract became a Defaulted Contract, and (B) in the case of a Prepaid Contract, prior to the Determination Date immediately following the Collection Period during which the Prepayment in Full was received by the Servicer.

               Upon satisfaction of such conditions, the Owner Trustee shall add the Substitute Contract to, and delete the Defaulted Contract or Prepaid Contract, as the case may be, from, the Schedule of Contracts attached hereto as Exhibit A-1 or Exhibit A-2, as applicable.

               Any substitutions pursuant to this Section 2.7 may be accomplished on a contract-by-contract basis or on an aggregate basis as to all Defaulted Contracts or Prepaid Contracts with respect to a given Collection Period.

               Upon completion of any such substitution for a Prepaid Contract, the Depositor shall be entitled to receive that portion of the Prepayment in Full which is in excess of the Scheduled Payments due during or prior to the Collection Period during which such Prepayment in Full was received by the Servicer. Such portion shall be paid to the Depositor from amounts in the Collection Account in accordance with Section 8.03 of the Indenture.

               SECTION 2.8. Reassignment of Purchased and Replaced Contracts. Upon deposit in the Collection Account of that portion of any Purchase Amount required to be deposited therein pursuant to Section 4.2(b)(i), or upon receipt by the Issuer of a Substitute Contract pursuant to Section 2.6(b) or Section 2.7, and upon receipt of a certificate of Servicer in the form attached hereto as Exhibit G or Exhibit D, as applicable, the Issuer shall convey and assign to TCC or the Depositor, as their interests may appear, all of the Issuer's right, title and interest in the Purchased or Replaced Contract and related Equipment without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Owner Trustee.


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                                   ARTICLE III

                    ADMINISTRATION AND SERVICING OF CONTRACTS

               SECTION 3.1. Duties of the Servicer. The Servicer is hereby authorized to act as agent for the Issuer and the Depositor and in such capacity shall manage, service, administer and make collections on the Contracts, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Contracts shall be carried out in accordance with customary and usual procedures of institutions which service equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable such contracts that it services for itself or others. In performing such duties, so long as TCC is the Servicer, it shall comply in all material respects with its customary standards, policies and procedures in effect from time to time. The Servicer may at any time change its customary standards, policies and procedures; provided that any such change shall not materially impair the collectibility of any Contract nor the Servicer's ability to perform its obligations under this Agreement and the Related Documents. The Servicer's duties shall include, without limitation, billing, collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending invoices to Obligors, accounting for collections and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions, monitoring the status of Insurance Policies with respect to the Equipment and performing the other duties specified herein. The Servicer shall also administer and enforce all material rights and responsibilities of the lessor or secured party under the Contracts and provided for in the Insurance Policies, to the extent that such Insurance Policies relate to the Contracts, the Equipment or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable, including the authority to forego collection efforts under circumstances deemed appropriate by the Servicer in accordance with its customary standards, policies and procedures. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Owner Trustee to execute and deliver, on behalf of the Equity Certificateholder, the Depositor and the Issuer or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts and with respect to the Equipment in accordance with its customary standards, policies and procedures. The Servicer is hereby authorized to commence, in its own name (or in the name of the Issuer, provided the Servicer has obtained the Owner Trustee's consent, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Contract pursuant to Section 3.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Contract, an Obligor or the related Equipment. If the Servicer commences or participates in such a legal proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned such Contract to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Owner Trustee to execute and deliver in the Servicer's name any notices, demands, claims,

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



complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

               SECTION 3.2. Collection of Contract Payments; Modifications of Contracts.

               (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable contracts that it services for itself or others and otherwise act with respect to the Contracts, the related Equipment, the Insurance Policies and the other Trust Assets in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuer and the Depositor with respect thereto. The Servicer is authorized in its discretion to waive any Administrative Fees or Extension Fees that may be collected in the ordinary course of servicing any Contract.

               (b) The Servicer may at any time agree to a modification or amendment of a Contract in accordance with its credit and collection policies and procedures (it being acknowledged that any modification or amendment of a Contract resulting from a bankruptcy proceeding with respect to the Obligor will not be deemed to have been agreed to by the Servicer hereunder):

               (i) in order to (A) change the Obligor's regular due date to a date within the Collection Period in which such due date occurs or (B) re-amortize (over the remainder of the original term) the Scheduled Payments on a Contract following a partial Prepayment (provided that the sum of such partial Prepayment and the Contract Principal Balance of the Contract after the re-amortization is at least equal to the Required Payoff Amount for such Contract prior to the partial Prepayment), or

               (ii) for any other purpose, provided that no such modification or amendment shall:

                    (A) change the amount or the due date of any Scheduled
               Payment (except as provided in clauses (i)(A) and (B) above, Section 3.2(c)(i) or Section 3.2(d)),

                    (B) release the related Equipment from the Contract, unless
               (1) equipment of equal or greater value is substituted, (2) the remaining related Equipment has a value at least equal to the Required Payoff Amount of the Contract plus the Book Value of such remaining equipment, or (3) the release is pursuant to a partial Prepayment (which, in the case of a partial Prepayment on a Lease Contract, meets the requirements of Section 3.2(d)) and the ratio of the value of the related Equipment to the Contract Principal Balance of the Contract

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



               after such Prepayment and release is at least equal to such ratio prior to such Prepayment and release;

                    (C) cause any of the representations or warranties contained in the Contract Representations and Warranties (excluding, for this purpose, those representations and warranties contained in clauses (F), (N) (except as such representation or warranty relates to the requirement that payments be made on the Contract regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim against the manufacturer, lessor or lender), (B) or
               (AA)) to cease to be true; or

                    (D) except as provided in clause (ii)(A) above, result in
               the Contract Principal Balance or Required Payoff Amount of the Contract being less than it would have been absent such modification or amendment.

               (c) The Servicer may grant payment extensions on a Contract in accordance with its credit and collection policies and procedures (it being acknowledged that any extensions on a Contract resulting from a bankruptcy proceeding with respect to the Obligor will not be deemed to have been granted by the Servicer hereunder) if the Servicer believes in good faith that such extension is necessary to avoid a termination and liquidation of such Contract and will maximize the amount to be received by the Issuer with respect to such Contract; provided, however, that:

               (i) the aggregate period of all extensions granted on a Contract shall not exceed six months; and

               (ii) in no event may any Contract be extended beyond the Collection Period immediately preceding the final Stated Maturity Date.

Nothing in this Section 3.2(c) shall be deemed to prevent the Servicer from extending or renewing, or otherwise accepting the continued performance by the Obligor under, a Contract after expiration of its stated term.

               (d) The Servicer may, in its discretion, allow a Prepayment, in whole or in part, of any Lease Contract which, by its terms, is not prepayable, but only if the amount of such Prepayment (or, in the case of a partial Prepayment, the sum of such Prepayment and the remaining Contract Principal Balance of the Lease Contract after application of such Prepayment), together with such additional amounts as are (i) available to the Servicer for the purpose of prepaying such Lease Contract (excluding any monies otherwise constituting Pledged Revenues) and (ii) deposited in the Collection Account contemporaneously with the deposit therein of such Prepayment, is at least equal to the Required Payoff Amount for such Lease Contract.

               (e) The Servicer shall remit all payments by or on behalf of the Obligors (other than amounts constituting Administrative Fees) received by the Servicer to the Servicing

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



Account as soon as practicable, but in no event later than the second Business Day after receipt thereof.

               SECTION 3.3. Realization Upon Contracts. Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall, except as provided in the following paragraph, take such action as is reasonably necessary (including making commercially reasonable efforts to repossess (or otherwise comparably convert the ownership of) and dispose of the related Equipment) to collect from the Obligor or otherwise all amounts payable under any Contract as to which the Obligor is in default in the making of one or more Scheduled Payments thereunder, if the Servicer has determined such default is not likely to be cured. The Servicer will not be required to repossess (or otherwise comparably convert the ownership of) any Equipment the repossession of which, in accordance with the Servicer's credit and collection policies and procedures, and based on the Servicer's good faith estimate of the value of the Equipment and its availability, would not be reasonable. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 3.1, which practices and procedures may include the sale of the related Equipment at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Contract. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its reasonable judgment that such repair and/or repossession shall increase the proceeds of liquidation of the related Contract by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Contract (except as otherwise provided below), including any proceeds derived from the disposition of the related Equipment, shall be remitted by the Servicer to the Servicing Account as soon as practicable, but in no event later than the second Business Day after receipt thereof. The Servicer shall, to the extent the proceeds of such liquidation are sufficient therefor, be entitled to recover all reasonable out-of-pocket expenses incurred by it in the course of liquidating a Contract, which amounts may be retained by the Servicer from such proceeds (and shall not be required to be deposited as provided in Section 3.2(e)) to the extent of such expenses. The Servicer shall be entitled to retain in the Servicing Account, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to such expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. Upon completion of such liquidation, the remainder of any such reserve, after reimbursement to the Servicer of all out-of-pocket liquidation expenses, shall constitute Liquidation Proceeds and be transferred as provided in Section 4.2(a). The Servicer shall, in accordance with Section 3.4(f), pay on behalf of the Issuer and the Depositor any sales, use, personal property and other taxes assessed on repossessed Equipment, as well as any sales or similar taxes on the disposition thereof, and shall be entitled to reimbursement of any such tax from liquidation proceeds with respect to the related Contract as provided in Section 3.4(b).

               Although it is intended that the Servicer repossess and dispose of any Equipment in a commercially reasonable manner with a view to realizing proceeds at least equal to the fair market value of the Equipment, the Servicer may, in its discretion, choose to dispose of Equipment through a new lease or in some other manner which provides for payment for the Equipment over time. In any such event, the Servicer will be required to pay from its own funds,

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



and deposit in the Servicing Account, an amount which, in its reasonable judgment, is equal to the fair market value of such Equipment (less any related out-of-pocket liquidation expenses), and the Servicer will be entitled to all payments received thereafter in respect of such Equipment. Any such amounts so deposited by the Servicer shall be treated as additional Liquidation Proceeds with respect to the related Contract and Equipment.

               SECTION 3.4.  Insurance, Maintenance and Taxes.

               (a) The Servicer shall establish one or more insurance, maintenance and tax accounts (collectively, the "Insurance, Maintenance and Tax Accounts") in the name of the Servicer and for the benefit of the respective Obligors and, to the extent provided herein, the Issuer and the Depositor. The Servicer shall deposit into the Insurance, Maintenance and Tax Accounts any payments made by or on behalf of Obligors which constitute (i) insurance charges paid by an Obligor to the lessor or secured party under a Contract, (ii) any insurance payments or recoveries paid by an insurance company or comparable third party and related to the damage to, or destruction of, the Equipment related to such Contract (unless paid directly by such insurance company or comparable third party directly to the Obligor), (iii) any payments made by or on behalf of Obligors which constitute amounts paid by an Obligor to the lessor or secured party under a Contract in respect of the maintenance of the related Equipment, and (iv) taxes paid by the Obligor with respect to the related Contract or Equipment (except for any such payments in respect of taxes which were paid by the applicable Originator prior to the Cut-Off Date, which payments shall constitute Scheduled Payments hereunder). None of the foregoing payments shall constitute Pledged Revenues except under the circumstances described in clause (c)(ii) below.

               (b) The Servicer may pay from its own funds, or may withdraw amounts from the Insurance, Maintenance and Tax Accounts, when and if appropriate, to pay, when due (i) all insurance charges in the amounts received under clause (a)(i) above, (ii) any amounts payable under any applicable maintenance contract or otherwise with respect to the maintenance of the related Equipment in the amounts received under clause (a)(iii) above, and (iii) all taxes in the amounts received under clause (a)(iv) above. If the Servicer has paid any such insurance charges, maintenance costs or taxes from its own funds (including any such amounts that may have been paid prior to the Closing Date (or, in the case of a Substitute Contract, prior to the Subsequent Transfer
Date)), the Servicer shall be entitled to reimbursement therefor from any appropriate amounts available therefor in the Insurance, Maintenance and Tax Accounts, from payments thereafter received from the applicable Obligor in respect thereof or from liquidation proceeds in the event such Contract is liquidated. The Servicer is authorized in its discretion to waive its right to receive reimbursement of any such amount.

               (c) Amounts on deposit in the Insurance, Maintenance and Tax Accounts which represent amounts received by the Servicer pursuant to clause
(a)(ii) above shall be applied by the Servicer as follows: (i) if equipment is purchased to replace the Equipment that was damaged or destroyed, and such replacement equipment is (in the reasonable opinion of the Servicer) of comparable use and equivalent value to the Equipment that was damaged or destroyed, or if the Equipment is to be repaired, the Servicer shall release such amount so received from the insurance company or comparable third party in payment or reimbursement for such replacement equipment or such repair; and (ii) if such replacement option is not exercised

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



or the Equipment is not to be repaired, then the Servicer shall treat such amount as Liquidation Proceeds and (A) if the related Contract is a Loan Contract, transfer such amount from the Insurance, Maintenance and Tax
Accounts to the Collection Account, and (B) if the related Contract is a Lease Contract, (I) transfer that portion thereof which is allocated to the Issuer
(as described in the second sentence of the definition of "Liquidation Proceeds") from the Insurance, Maintenance and Tax Accounts to the Collection Account, and (II) distribute the balance thereof from the Insurance, Maintenance and Tax Accounts to the Depositor.

               (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Issuer and the Depositor. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Issuer and the Depositor under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee, on behalf of the Issuer and the Depositor, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Owner Trustee for the benefit of the Equity Certificateholder and the Depositor and the Indenture Trustee for the benefit of the Noteholders.

               (e) Consistent with its customary standards, policies and procedures, with respect to each Contract, the Servicer shall maintain insurance against casualty loss with respect to any Equipment financed by or leased pursuant to the Contract, to the extent the Contract requires the lessor or secured party under the Contract to maintain such insurance, and shall otherwise require the Obligor under the Contract to maintain such insurance, to the extent the Contract requires that such insurance be maintained by the Obligor. The Servicer shall not otherwise be liable to the Owner Trustee, the Indenture Trustee, the Depositor or any Noteholder or Equity Certificateholder for any casualty loss with respect to any Equipment related to a Contract, except to the extent otherwise explicitly provided in this Agreement.

               (f) The Servicer shall determine and pay when due all sales, use, personal property and other taxes payable in respect of the Equipment related to each Contract. To the extent the Servicer has previously received from the related Obligor payments with respect to such taxes and has deposited such payments in the Insurance, Maintenance and Tax Accounts in accordance with clause (a)(iv) above, the Servicer shall, in accordance with clause (b)(iii) above, either (i) pay such taxes from amounts withdrawn from the Insurance, Maintenance and Tax Accounts, or (ii) pay such taxes from its own funds and thereafter reimburse itself from amounts withdrawn from the Insurance, Maintenance and Tax Accounts. In the event the Servicer has not previously received payments from the Obligor for this purpose, or to the extent any such payments received were insufficient to pay the taxes due, the Servicer shall nonetheless pay such taxes from its own funds and shall bill the Obligor for any amounts so paid. The Servicer shall be entitled to reimbursement for any taxes so paid from its own funds, as provided in clause (b)(iii) above. Failure on the part of the Servicer to perform its duties in a timely fashion under this clause shall constitute a breach of this Agreement by the Servicer for which indemnity will be available in accordance with Section 7.1.

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               (g) The Servicer shall give prompt written notice to the
Indenture Trustee of the Servicer's failure to pay when due any insurance charge or tax payment required to be paid pursuant to this Section 3.4 and the reason for such failure. Upon receipt of any such notice, or if the Indenture Trustee has otherwise received notice of any such failure to pay an insurance charge or tax payment, the Indenture Trustee shall take such actions as are reasonably necessary (including the withdrawal of monies, if any, available therefor in the Insurance, Maintenance and Tax Accounts and attributable to payments previously made by the related Obligor and payment of such insurance charge or tax payment) to cause any such amounts to be paid. The Indenture Trustee shall be permitted to withdraw monies from the Insurance, Maintenance and Tax Accounts for purposes of performing its obligations under this paragraph, but shall not, in any event, be required to use its own funds for such purposes.

               SECTION 3.5. Maintenance of Security Interests in Equipment. To the extent the Servicer's credit and collection policies and procedures in this regard would so require (it being acknowledged that, in certain instances, such credit and collection policies and procedures would not so require), the Servicer shall take such steps as are necessary to maintain perfection of any security interest created by each Contract in the related Equipment on behalf of the Issuer and the Depositor, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain such security interest granted by the Obligors under the respective Contracts. The Owner Trustee hereby authorizes the Servicer, and the Servicer agrees (to the extent the Servicer's credit and collection policies and procedures in this regard would so require), to take any and all steps necessary to re-perfect such security interest on behalf of the Issuer and the Depositor as necessary because of the relocation of Equipment or for any other reason.

               SECTION 3.6. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants.

                    (a) The Servicer covenants as follows:

                         (i) Liens in Force. The Equipment securing each
                    Contract shall not be released in whole or in part from any interest the lessor or secured party may have in such Equipment under the terms of the Contract, except upon payment in full of the Contract or as otherwise contemplated herein;

                         (ii) No Impairment. The Servicer shall do nothing to
                    impair the rights of the Issuer, the Equity
                    Certificateholder, the Depositor or the Noteholders in the Contracts, the Insurance Policies or the other Trust Assets; and

                         (iii) No Amendments. The Servicer shall not extend or
                    otherwise amend the terms of any Contract with respect to the Scheduled Payments thereon, except (A) in accordance with Section 3.2, or (B) at such time as the Notes are no longer Outstanding, with the consent of the Owner Trustee.

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


                         (iv) Licenses and Approvals. The Servicer will maintain
                    all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the performance of its obligations under this Agreement and the Related Documents.

                    (b) The Servicer represents, warrants and covenants as of
               the date of execution and delivery of this Agreement:

                         (i) Organization and Good Standing. The Servicer has
                    been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement and the Servicer's Related Documents;

                         (ii) Due Qualification. The Servicer is duly qualified
                    to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the performance of its obligations under this Agreement and the Related Documents;

                         (iii) Power and Authority. The Servicer has the power
                    and authority to execute and deliver this Agreement and to carry out the terms hereof; and the execution, delivery and performance of this Agreement and the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

                         (iv) Binding Obligation. This Agreement and the
                    Servicer's Related Documents shall each constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                         (v) No Violation. The execution and delivery of this
                    Agreement, the consummation of the transactions contemplated by this Agreement and the Servicer's Related Documents, and the fulfillment of the terms hereof, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time, or both) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement

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                    or any Related Document, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

                         (vi) No Proceedings. There are no proceedings or
                    investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Servicer's Related Documents,
                    (B) seeking to prevent the issuance of the Equity Certificate or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Servicer's Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Servicer's Related Documents or (D) seeking to adversely affect (i) the federal income tax or other federal, state or local tax attributes of the Equity Certificate or the Notes or (ii) the federal, state or local tax treatment of any of the transactions contemplated by this Agreement and the Related Documents; and

                         (vii) No Consents. The Servicer is not required to
                    obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Servicer's Related Documents.

                         (viii) All Filings Made. All filings and other actions
                    required to be made, taken or performed by any Person in any jurisdiction to give the Issuer a first priority perfected lien or ownership interest in the Contracts has been made, taken or performed.

                         (ix) Schedule of Contracts Accurate. The information
                    with respect to the Contracts contained in the Schedule of Contracts is true and correct in all material respects.

               SECTION 3.7. Sub-Servicers. The Servicer may, without the Owner Trustee's or the Indenture Trustee's consent, maintain or enter into one or more agreements with Sub-Servicers for the servicing and administration of the Contracts by such Sub-Servicers. Notwithstanding the terms or existence of any such agreement between the Servicer and a Sub-Servicer, the Servicer shall not be relieved of any of its obligations under this Agreement by reason of such agreement and shall be obligated to the same extent and under the same terms and conditions as if the Servicer alone was servicing and administering the Contracts, and neither the Owner Trustee nor the Indenture Trustee shall have any obligation to deal with anyone other than the Servicer with respect to the servicing of the Contracts.



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               SECTION 3.8. Total Servicing Fee; Payment of Expenses by
Servicer. On each Payment Date, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee (less that portion thereof to be retained and applied by the Trustee in accordance with the Cash Collateral Account Agreement) for the related Collection Period pursuant to Section 8.03(i) of the Indenture. The Servicer shall be entitled to retain, as additional servicing compensation under this Agreement, any Administrative Fees and any earnings on the investment of amounts in the Servicing Account. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and all expenses incurred in connection with reports to Noteholders). In addition, the Servicer (i) shall pay to the Indenture Trustee, and the Indenture Trustee shall be entitled to, certain annual fees and shall reimburse the Indenture Trustee for all ordinary and reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under the Indenture and its other Related Documents (excluding those incurred or made in the performance of its duties under Article V of the Indenture, as referred to in
Section 6.07(b) of the Indenture), and (ii) shall pay to the Owner Trustee, and the Owner Trustee shall be entitled to, certain annual fees and shall reimburse the Owner Trustee for all ordinary and reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under the Trust Agreement. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the agents, counsel, accountants and experts of the Indenture Trustee and the Owner Trustee, as appropriate.

               SECTION 3.9. Servicer's Certificate. No later than 10:00 a.m. New York City time on each Determination Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary to enable the Indenture Trustee to make the withdrawals and distributions required by Sections 8.03, 8.04 and 8.06 of the Indenture, (ii) all information necessary to enable the Indenture Trustee to send the statements to Noteholders required by Section 7.05 of the Indenture, and (iii) all information necessary to enable the Indenture Trustee to reconcile all deposits to, and withdrawals from, the Servicing Account and the Collection Account for the related Collection Period and Payment Date, including the accounting required by Section 4.4. Contracts purchased by TCC on the related Deposit Date or by the Depositor on the related Accounting Date, and each Contract which became a Liquidated Contract or which was paid in full during the related Collection Period, shall be identified by account number (as set forth in the Schedule of Contracts). A copy of such Servicer's Certificate may be obtained by any Noteholder (or by any Note Owner, upon certification that such Person is a Note Owner and payment of any expenses associated with the distribution thereof) by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

               SECTION 3.10. Annual Statement as to Compliance; Notice of Servicer Termination Event.

               (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 1999, a certificate signed by any Responsible Officer of the Servicer, dated as of December 31 (or other applicable date) of


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


the immediately preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

               (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in a certificate signed by any Responsible Officer of the Servicer of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 8.1(a). The Depositor or the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Servicer or the Depositor (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than three Business Days thereafter, written notice in a certificate signed by any Responsible Officer of the Servicer of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 8.1.

               SECTION 3.11.  Annual Independent Accountants' Report.

               (a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer, to deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 1999, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountant's Report") addressed to the Board of Directors of the Servicer, to the Owner Trustee and to the Indenture Trustee, to the effect that such firm has (i) audited the financial statements of the Servicer (or, if the Servicer is a wholly owned subsidiary of another entity, the financial statements of such parent entity) and issued its report thereon and that such audit was made in accordance with generally accepted auditing standards (as in effect in the jurisdiction of the Servicer or its parent entity, as applicable), which require that the Independent Accountants plan and perform the audit to obtain reasonable assurance as to whether the financial statements of the Servicer (or its parent entity, as applicable) are free of material misstatement, and (ii) examined management's assertion that the Servicer maintained effective control over the servicing of equipment lease contracts, installment sales contracts, promissory notes, loan and security agreements and/or other similar types of receivables under servicing agreements substantially similar one to another, in accordance with established or stated criteria, and that such examination was performed in accordance with standards established by the American Institute of Certified Public Accountants. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture



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


Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

               (b) The Accountants' Report shall also indicate that the firm is independent of the Depositor and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

               (c) A copy of the Accountants' Report may be obtained by any Noteholder (or by any Note Owner, upon certification that such Person is a Note Owner and payment of any expenses associated with the distribution thereof) by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

               SECTION 3.12. Access to Certain Documentation and Information Regarding Contracts. The Servicer shall provide to representatives of the Owner Trustee and the Indenture Trustee reasonable access to the documentation regarding the Contracts. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law, rule or contractual provision with an Obligor prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

               SECTION 3.13. Certain Duties of the Servicer under the Trust Agreement. The Servicer shall, and hereby agrees that it will, monitor the Issuer's compliance with all applicable provisions of federal securities laws, notify the Issuer of any actions to be taken by the Issuer necessary for compliance with such laws and prepare on behalf of the Issuer all notices, filings or other documents or instruments required to be filed under such laws.

               SECTION 3.14. Duties of the Servicer under the Indenture. The Servicer shall, and hereby agrees that it will, perform on behalf of the Issuer and the Owner Trustee the following duties of the Issuer or the Owner Trustee, as applicable, under the Indenture (references are to the applicable Sections in the Indenture):

                       (a) the direction to the Paying Agents, if any, to deposit moneys with the Indenture Trustee (Section 3.03);

                       (b) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes and each other instrument and agreement included in the Trust Estate (Section 3.04);

                       (c) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Trust Estate (Section 3.05);



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

                       (d) the annual delivery of Opinions of Counsel, in accordance with Section 3.06 of the Indenture, as to the Trust Estate, and the annual delivery of the Officer's Certificate and certain other statements, in accordance with Section 3.09 of the Indenture, as to compliance with the Indenture (Sections 3.06 and 3.09);

                       (e) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 4.01);

                       (f) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

                       (g) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections
        6.08 and 6.11);

                       (h) the opening of one or more accounts in the Issuer's name, the preparation of Issuer Orders, Officer's Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.02, 8.04 and 8.05);

                       (i) the determination, and giving notice, of the amounts, if any, specified in clauses (i) through (iii) of Section 8.06(c) of the Indenture for each Payment Date (Section 8.06);

                       (j) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.01, 9.02 and 9.03);

                       (k) the preparation of all Officer's Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01); and

                       (l) the recording of the Indenture, if applicable (Section 11.15).

               SECTION 3.15. Errors and Omissions Policy or Bond. Within 30 days after the Closing Date, the Servicer shall obtain, and shall thereafter maintain, a policy or policies of insurance or a financial guaranty bond covering errors and omissions by the Servicer. Such policy or bond shall be in such form and amount as is generally customary among persons that service a portfolio of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and/or other similar types of receivables having an unpaid balance of at least $100,000,000 and which are generally regarded as servicers acceptable to institutional investors. Each such policy or bond shall name the Issuer, the Indenture Trustee and the


                                      -33-

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


Depositor as additional insured parties or loss payees thereunder as their respective interests may appear.


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


                                   ARTICLE IV

                            COLLECTIONS AND DEPOSITS

               SECTION 4.1. Initial Deposit. On the Closing Date, the Servicer shall deposit in the Servicing Account (i) all Scheduled Payments and Prepayments of Contracts received by the Servicer on or after the Cut-Off Date (including those Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the Cut-Off Date) and on or prior to the second Business Day immediately preceding such date and (ii) all Liquidation Proceeds (including proceeds of Insurance Policies to be treated as such in accordance with Section 3.4) realized in respect of the Contracts and related Equipment and applied by the Servicer after the Cut-Off Date.

               SECTION 4.2.  Collections.

               (a) Pursuant to the Indenture, the Indenture Trustee has established the Servicing Account. The Servicer shall make deposits to and transfers from the Servicing Account, and shall be entitled to make withdrawals therefrom, as provided in this Agreement. The Servicer shall remit to the Servicing Account all payments by or on behalf of the Obligors on the Contracts (other than amounts constituting Administrative Fees) and all Liquidation Proceeds (including (1) proceeds of Insurance Policies to be treated as such in accordance with Section 3.4 and (2) deficiency amounts paid by the Servicer with respect to the disposition of Equipment to be treated as such in accordance with the last paragraph of Section 3.3) received by the Servicer, in each case, as soon as practicable, but in no event later than the second Business Day after receipt thereof. Within three Business Days after the deposit of such payments and proceeds therein, the Servicer shall transfer all amounts credited to the Servicing Account on account of such payments and proceeds (i) to the extent they constitute Pledged Revenues, to the Collection Account, and (ii) to the extent they represent amounts allocated to the Depositor, to the Depositor. Notwithstanding the foregoing, the Servicer may utilize an alternative remittance schedule acceptable to the Servicer if the Servicer provides to the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agency of the rating then assigned to the Notes. Amounts from time to time in the Servicing Account shall be invested in accordance with Section
8.07 of the Indenture, and the Servicer shall be entitled to any earnings on such investments as additional servicing compensation hereunder. In the event of any losses on such investments, the Servicer shall deposit in the Servicing Account the amount thereof, net of any earnings otherwise distributable to the Servicer.

               (b) The Servicer shall remit to the Collection Account (i) that portion of any Purchase Amount relating to the Required Payoff Amount received by the Servicer upon the purchase by TCC of any Contract pursuant to Section 2.6(a), and (ii) that portion of the amount paid by the Depositor to purchase the Contracts pursuant to Section 5.1 as is required to be deposited in the Collection Account pursuant to such Section.

               (c) Notwithstanding the provisions of subsections (a) and (b) hereof, the Servicer will be entitled to be reimbursed from amounts on deposit in the Servicing Account or


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


the Collection Account with respect to a Collection Period for amounts previously deposited in the Servicing Account or the Collection Account but later determined by the Servicer in good faith to (i) have resulted from mistaken deposits or postings or checks returned for insufficient funds, or (ii) be required to be repaid to an Obligor. The amount to be reimbursed hereunder may be retained pursuant to Section 4.4 at any time or may otherwise be paid to the Servicer on the related Payment Date pursuant to Section 8.03(i) of the Indenture upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee as may be necessary to verify the accuracy of such certification.

               (d) The Servicer shall remit directly to the Depositor that portion of any Purchase Amount relating to the Book Value of any Leased Equipment received by the Servicer upon the purchase by TCC of any Contract pursuant to Section 2.6(a).

               SECTION 4.3. Application of Collections. For the purposes of this Agreement, all collections for a Collection Period shall be applied by the Servicer as follows:

                       (a) With respect to each Contract, payments by or on behalf of the Obligor thereof (other than Administrative Fees with respect to such Contract, to the extent collected) shall be applied to Scheduled Payments and Prepayments in accordance with the terms of such Contract and the Servicer's credit and collection policies and procedures. With respect to each Liquidated Contract, that portion of the Liquidation Proceeds allocated to the Issuer shall be applied, for purposes of this Agreement and the Indenture only, to Scheduled Payments and Prepayment on the Contract as if the Liquidation Proceeds had been paid by the Obligor on the Accounting Date, and then to any other amounts due and payable with respect to such Contract. The Servicer shall not be entitled to any Administrative Fees with respect to a Liquidated Contract unless the Required Payoff Amount for such Contract has been deposited in the Collection Account.

                       (b) With respect to each Contract that has become a Purchased Contract as of any Deposit Date, that portion of the Purchase Amount relating to the Required Payoff Amount shall be applied, for purposes of this Agreement and the Indenture only, to Scheduled Payments and Prepayment on the Contract as if the Purchase Amount had been paid by the Obligor on the related Accounting Date. All payments by or on behalf of an Obligor received with respect to any Purchased Contract after the Accounting Date immediately preceding the Deposit Date on which the Purchase Amount was paid by TCC, shall be paid to TCC and shall not be included in Pledged Revenues.

                       (c) With respect to each Contract that has been purchased by the Depositor pursuant to Section 5.1, the purchase price shall be applied, for purposes of this Agreement and the Indenture only, to Scheduled Payments and Prepayments on the Contract as if such purchase price had been paid by the Obligor on the Accounting Date. All payments by or on behalf of an Obligor received with respect to any Contract so purchased after the Accounting Date on which the purchase price was paid by the Depositor, shall be paid to the Depositor and shall not be included in the Amount Available.


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


               SECTION 4.4. Net Deposits. So long as no Servicer Termination Event shall have occurred and be continuing with respect to the Servicer, the Servicer may make the remittances or transfers to be made by it pursuant to
Section 4.2 net of amounts (which amounts may be netted prior to any such remittance or transfer) that would otherwise be distributed to it pursuant to
Section 8.03(i) of the Indenture; provided, however, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately; and provided, further, that the amounts that would otherwise be distributed to the Servicer pursuant to
Section 8.03(i) of the Indenture shall not include that portion of the Servicing Fee for the related Collection Period to be applied by the Indenture Trustee in accordance with the Cash Collateral Account Agreement. If an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account immediately upon becoming aware, or receiving notice from the Indenture Trustee, of such error.

               SECTION 4.5. Expiration of Lease Contracts. In the case of any Lease Contract which has reached the end of its Original Term, is not in default and as to which, in accordance with the terms of such Lease Contract, the lessor thereunder is entitled to the related Equipment, the Servicer shall take such action as the Depositor shall direct to cause title to such Equipment in the Depositor to be free and clear of any Liens created by this Agreement or any Related Document. Any payments thereafter made by the Obligor in respect of such Equipment, whether on the related Lease Contract or otherwise, shall be the property of the Depositor or its designated assignee.


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



                                    ARTICLE V

                                   TERMINATION

               SECTION 5.1. Optional Purchase of All Contracts; Liquidation of Trust Assets.

               (a) At such time as the sum of the Aggregate Principal Balance of the Notes is less than 10% of the Initial Contract Pool Principal Balance, the Depositor shall have the option to purchase the corpus of the Issuer (excluding any rights the Issuer may have with respect to the Cash Collateral Account); provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall, in any event, be sufficient to pay the full amount of unpaid principal of and interest payable on the Notes on the related Payment Date. To exercise such option, the Depositor shall, (i) furnish written notice to the Servicer, the Owner Trustee and the Indenture Trustee of its intent to exercise such option, not later than 25 days (or such lesser number of days as shall be satisfactory to the Indenture Trustee) prior to the related Payment Date, and (ii) on the related Accounting Date, pay to the Servicer the aggregate purchase price for the Contracts (which shall be an amount equal to the sum of the Required Payoff Amounts for all of the Contracts), plus the appraised value of any other property (including the right to receive any future recoveries) held as part of the Issuer, such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Indenture Trustee (or, if the Notes are no longer Outstanding, the Owner Trustee), and shall succeed to all interests in and to the Trust Assets. The fees and expenses related to such appraisal shall be paid by the Depositor. The Servicer shall immediately deposit the purchase price so paid into the Collection Account, to be treated as Available Pledged Revenues and distributed in accordance with Section 8.03 of the Indenture.

               (b) Notice of any termination of the Issuer shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable (but in no event more than three Business Days) after the Servicer has received notice thereof.


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



                                   ARTICLE VI

                                  THE DEPOSITOR

               SECTION 6.1. Liability of Depositor. The Depositor shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Depositor and the representations made by the Depositor.

               SECTION 6.2. Merger or Consolidation of, or Assumption of the Obligations of, Depositor; Amendment of Certificate of Incorporation.

               (a) The Depositor shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Depositor's business except in accordance with the requirements of this Section. The certificate of incorporation of any corporation (i) into which the Depositor may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Depositor shall be a party, or (iii) succeeding to the business of Depositor, shall contain provisions relating to limitations on business and other matters substantively identical to those contained in the Depositor's certificate of incorporation. Any such successor corporation shall execute an agreement of assumption of every obligation of the Depositor under this Agreement and each Related Document and, whether or not such assumption agreement is executed, shall be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Depositor shall provide prompt written notice of any merger, consolidation or succession pursuant to this Section 6.2 to the Owner Trustee, the Indenture Trustee and the Rating Agencies. Notwithstanding the foregoing, the Depositor shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Depositor's business, unless (w) immediately after giving effect to such transaction, no representation or warranty made pursuant to
Section 2.4 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Event of Default or a Servicer Termination Event shall have occurred and be continuing, (x) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee a certificate of a Responsible Officer of the Depositor and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (y) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Trust Assets and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest, and (z) the Rating Agency Condition shall have been satisfied.

               (b) The Depositor hereby agrees that it shall not (i) take any action prohibited by Article XVI of its certificate of incorporation or (ii) without the prior written consent of the Owner Trustee and the Indenture Trustee and without satisfaction of the Rating Agency


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

Condition, amend Article III, Article IX, Article XIV or Article XVI of its certificate of incorporation.

               SECTION 6.3. Limitation on Liability of Depositor and Others. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as transferor of the Contracts under this Agreement and that in its opinion may involve it in any expense or liability.

               SECTION 6.4. Depositor May Own Notes. Each of the Depositor and any Affiliate of the Depositor may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Depositor or an Affiliate thereof except as otherwise specifically provided herein or in the Related Documents. Notes so owned by or pledged to the Depositor or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement or any Related Document, without preference, priority, or distinction as among all of the Notes; provided that the Notes owned by the Depositor or any Affiliate thereof, during the time such Notes are owned by them, shall be without voting rights for any purpose set forth in this Agreement or any Related Document. The Depositor shall notify the Owner Trustee and the Indenture Trustee in writing promptly after it or any of its Affiliates become the owner or pledgee of a Note.


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



                                   ARTICLE VII

                                  THE SERVICER

               SECTION 7.1.  Liability of Servicer; Indemnities.

               (a) The Servicer (in its capacity as such and, in the case of TCC, without limitation of its obligations under the Purchase Agreement) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

               (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, their respective officers, directors, agents and employees, the Equity Certificateholder and the Noteholders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Equity Certificateholder or the Noteholders through the Servicer's breach of this Agreement, the gross negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

               (c) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, in its individual capacity, its officers, directors, agents and employees, from and against all costs, taxes (other than income taxes on fees and expenses payable to the Owner Trustee), expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Trust Agreement and the Related Documents, except to the extent that such cost, taxes (other than income taxes), expense, loss, claim, damage or liability (A) is due to the willful misfeasance or gross negligence of the Owner Trustee, or (B) arises from the Owner Trustee's breach of any of its representations or warranties set forth in
Section 7.3 of the Trust Agreement.

               (d) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee, in its individual capacity, its officers, directors, agents and employees, from and against all costs, taxes (other than income taxes on fees and expenses payable to the Indenture Trustee), expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Indenture and the Related Documents, except to the extent that such cost, taxes (other than income taxes), expense, loss, claim, damage or liability (A) is due to the willful misfeasance or gross negligence of the Indenture Trustee, or (B) arises from the Indenture Trustee's breach of any of its representations or warranties set forth in Section 6.13 of the Indenture. Indemnification under this Section 7.1(d) shall be available, however, only if and to the extent that reimbursement pursuant to Section 6.07 of the Indenture is not available (either because the Indenture Trustee is deemed not to be entitled to reimbursement under such
Section 6.07 for such cost, taxes (other than income taxes), expense, loss, claim, damage or liability, or because insufficient funds are available to the Indenture Trustee pursuant to such Section 6.07).


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               (e) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, together with any interest earned thereon.

               (f) TCC, in its individual capacity, hereby acknowledges that the indemnification provisions in each of the Purchase Agreements benefitting the Depositor (to the extent they relate to the Contracts) have been assigned to the Issuer, the Owner Trustee and the Indenture Trustee, and are enforceable by each hereunder.

               (g) The provisions of this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of the Related Documents.

               SECTION 7.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide written notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Indenture Trustee and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (a) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (b) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee a certificate of a Responsible Officer of the Servicer and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (c) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee in the Trust Assets and reciting the details of the filings or (2) no

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such action shall be necessary to preserve and protect such interest, and
(d) the Rating Agency Condition has been satisfied.

               SECTION 7.3. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Equity Certificateholder, the Depositor, the Noteholders, the Owner Trustee or the Indenture Trustee except as provided in this Agreement, for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or gross negligence (excluding errors in judgment) in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Servicer or such person, as the case may be; provided further, that this provision shall not affect any liability to indemnify the Owner Trustee and the Indenture Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Owner Trustee or the Indenture Trustee, each in its individual capacity. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

               SECTION 7.4. Servicer Not to Resign. Subject to the provisions of
Section 7.2, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer, and a Note Majority does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee. No resignation of the Servicer shall become effective until a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer; provided, however, that in the event a successor Servicer is not appointed within 60 days after the Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section, the Servicer may petition a court for its removal.

               SECTION 7.5. Corporate Existence. The Servicer shall maintain its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have an adverse effect on the validity or enforceability of any Contract or this Agreement or on the ability of the Servicer to perform its duties under this Agreement.


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                                  ARTICLE VIII

                           SERVICER TERMINATION EVENTS

               SECTION 8.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

                       (a) Any failure by the Servicer to deposit within the time periods specified in this Agreement in the Collection Account for distribution to Noteholders, or to distribute to the Depositor, any proceeds or payment required to be so deposited or distributed under the terms of this Agreement (or, if TCC is the Servicer, the Purchase Agreement) that continues unremedied for a period of five Business Days (three Business Days with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Indenture Trustee or after discovery of such failure by a Responsible Officer of the Servicer; or

                       (b) Failure by the Servicer to deliver to the Indenture Trustee and the Owner Trustee the Servicer's Certificate by the third Business Day prior to the related Payment Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in
        Section 7.2; or

                       (c) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement (or, if TCC is the Servicer, any of the Purchase Agreements (to the extent they relate to the Contracts), which failure (i) materially and adversely affects the rights of the Issuer, the Equity Certificateholder or the Noteholders, and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or any Noteholder; or

                       (d) (i) The commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (ii) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer; or

                       (e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part


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        of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

                       (f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered by the Servicer pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer or Noteholders, and, within 30 days after written notice thereof shall have been given to the Servicer or the Depositor by the Owner Trustee, the Indenture Trustee or any Noteholder, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

               SECTION 8.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Indenture Trustee may, and at the written direction of a Note Majority (or, at such time as the Notes are no longer Outstanding, an Equity Certificate Majority) shall, by notice given in writing to the Servicer and the Owner Trustee, terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Equity Certificate, the Notes, the Trust Assets or otherwise, shall be terminated and automatically shall pass to, be vested in and become obligations and responsibilities of the Indenture Trustee (unless and until a successor Servicer is appointed in accordance with Section 8.3); provided, however, that the Indenture Trustee shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Indenture Trustee becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The Indenture Trustee is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The terminated Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the Indenture Trustee for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in any of the Trust Accounts or thereafter received with respect to the Contracts and the delivery to the Indenture Trustee of all Contract Files, Monthly Records and Collection Records and a computer tape in readable form (in the format then being used by the Servicer) as of the most recent Business Day containing all information necessary to enable the Indenture Trustee or a successor Servicer to service the Contracts and the other Trust Assets. The terminated Servicer shall grant the Owner Trustee, the Indenture Trustee and the successor Servicer reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.


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               SECTION 8.3.  Indenture Trustee to Act; Appointment of Successor.

               (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.2, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the Indenture Trustee shall be entitled to receive the Total Servicing Fee. The Owner Trustee and the Indenture Trustee shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

               (b) Notwithstanding the foregoing, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is legally unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any Eligible Servicer as the successor to the Servicer hereunder in the performance of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor pursuant to the preceding sentence, the Indenture Trustee shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.

               (c) In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Contracts as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of the Depositor and 100% of the Noteholders, exceed the Total Servicing Fee. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

               (d) If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 8.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

               (e) At such time as any successor Servicer (including the Indenture Trustee) becomes Servicer hereunder, it shall agree to perform all of the obligations of the Servicer under, and be subject to the terms of, the Cash Collateral Account Agreement, and shall take such actions as the parties to the Cash Collateral Account Agreement may reasonably request to evidence such agreement.

               SECTION 8.4. Notification to Equity Certificateholder and Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to the Equity Certificateholder and to each Rating Agency, and the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

               SECTION 8.5. Waiver of Past Defaults. A Note Majority may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination


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Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.









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                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

               SECTION 9.1.  Amendment.

               (a) This Agreement may be amended by the Depositor, the Servicer, the Issuer and the Indenture Trustee without the consent of any of the Noteholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement that may be inconsistent with any other provision herein, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions hereof; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders.

               (b) This Agreement may also be amended from time to time by the Depositor, the Servicer, the Issuer and the Indenture Trustee with the consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of the
Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions required to be made on any Note or the rate of interest payable thereon, (b) amend any provisions of
Section 5.06 or 8.03 of the Indenture in such a manner as to affect the priority of payment of interest or principal to Noteholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then Outstanding and affected thereby; and provided, further, that no such amendment shall be effective unless and until the Rating Agency Condition has been satisfied.

               (c) Promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder.

               (d) It shall not be necessary for the consent of Noteholders pursuant to Section 9.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates.

               (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by


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this Agreement, in addition to the Opinion of Counsel referred to in Section
9.2(h). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as the case may be, own rights, duties or immunities under this Agreement or otherwise.

               SECTION 9.2.  Protection of Title to Trust Assets.

               (a) The Depositor shall execute and file such financing statements and cause to be executed and filed such continuation and other statements (including those prepared by the Servicer pursuant to Section 3.14(c)), all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Owner Trustee and the Indenture Trustee in the Trust Assets and in the proceeds thereof; except that (i) UCC-1 financing statements and continuation statements, listing the Obligor as debtor and the related Equipment as collateral, need be filed only as required by Section 3.5; and (ii) no assignments of any such financing statements relating to the Equipment shall be filed to reflect the assignment of the Contracts by the Originators to the Depositor and by the Depositor to the Issuer. The Depositor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

               (b) Neither the Depositor nor the Issuer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Depositor in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

               (c) Each of the Depositor, the Servicer and the Issuer shall give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Contracts and its principal executive office within the United States of America.

               (d) The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.

               (e) The Servicer shall maintain its computer systems so that, from and after the time of transfer and assignment under this Agreement of the Contracts to the Issuer, the Servicer's master computer records (including any backup archives) that refer to any Contract


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indicate clearly that the Contract is owned by the Issuer. Indication of the
Issuer's ownership of a Contract shall be deleted from or modified on the Servicer's computer systems when, and only when, the Contract has been paid in full, liquidated (including receipt of all recoveries reasonably expected to be collected) or purchased by the Depositor or TCC.

               (f) Upon receipt by the Servicer of reasonable prior notice, the Servicer shall permit any of the Owner Trustee, the Indenture Trustee and their respective agents, at any time during the Servicer's normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Contracts or any other portion of the Trust Assets. Upon receipt by the Servicer of reasonable prior notice, the Servicer shall permit any of the Owner Trustee, the Indenture Trustee and the Depositor and their respective agents, at any time during the Servicer's normal business hours but no more frequently than once per calendar year (or, if a Servicer Termination Event shall have occurred and be continuing, as often as reasonably requested), to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Servicer's servicing procedures and the Servicer's properties relating to its servicing activities.

               (g) The Servicer shall furnish to the Owner Trustee and the Indenture Trustee at any time upon request a list (which may, at the option of the Servicer, be on a computer disk or other electronic storage medium) of all Contracts then held as part of the Trust Assets, together with a reconciliation of such list to the Schedule of Contracts and to each of the Servicer's Certificates furnished before such request indicating removal of Contracts from the Issuer. Upon request, the Servicer shall furnish a copy of any list to the Depositor. Subject to the following sentence, the Owner Trustee shall hold any such list and Schedule of Contracts for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination. The Owner Trustee shall and shall cause its representatives to hold in confidence all information thereon relating to the identity of the Obligors except to the extent disclosure may be required by 'SS' 9-208 of the UCC or by other applicable law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Owner Trustee may reasonably determine that such disclosure is consistent with its obligations under the Indenture.

               (h) The Depositor and the Servicer shall deliver to the Owner Trustee and the Indenture Trustee simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 9.2(b) or
(c), an Opinion of Counsel either (a) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Contracts and the other Trust Assets, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

               (i) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Closing Date, an Opinion of Counsel, either

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(a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect such interest.

               SECTION 9.3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               SECTION 9.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Equity Certificate or the Notes or the respective rights of the Holders thereof.

               SECTION 9.5. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 7.2 or Section 8.2 (and as provided in the provisions of the Agreement concerning the resignation of the Servicer), this Agreement may not be assigned by the Depositor or the Servicer without (i) the prior written consent of the Owner Trustee, the Indenture Trustee and a Note Majority, and (ii) satisfaction of the Rating Agency Condition.

               SECTION 9.6. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

               SECTION 9.7. Counterparts. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

               SECTION 9.8. Intention of Parties. The parties hereto intend that, in the event that the conveyance of the Contracts and other Trust Assets pursuant to this Agreement is determined to be made as security for a loan made by the Issuer, the Equity Certificateholder or the Noteholders to the Depositor, the Depositor hereby grants to the Issuer to secure such loan a first priority security interest in all of the Depositor's right, title and interest in and to the rights and property intended to be conveyed to the Issuer pursuant to
Section 2.1(a). This Agreement shall, in such event, constitute a security agreement under applicable law.


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               SECTION 9.9. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested or by overnight delivery, or by facsimile transmission, and shall be deemed to have been duly given upon receipt
(a) in the case of TCC, the Depositor or the Servicer, at the following address:
2 Gatehall Drive, Parsippany, New Jersey 07054, Attention: General Counsel, (b) in the case of the Owner Trustee, at its Corporate Trust Office, and (c) in the case of the Indenture Trustee, at its Corporate Trust Office, or at such other address as shall be designated by any such party in a written notice to the other parties.

               SECTION 9.10. Income Tax Characterization. The Depositor has structured the Trust Agreement, the Indenture, the Cash Collateral Account Agreement, the Notes and the Equity Certificate with the intention that the Notes will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Depositor secured by the Contracts. The Depositor and the Servicer agree to treat and to take no action inconsistent with the treatment of the Notes as such indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income.

               SECTION 9.11. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Citibank, N.A., not individually or personally but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by The Bank of New York but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall Citibank, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any related documents.


                                      -52-



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               IN WITNESS WHEREOF, the Issuer, the Depositor, TCC, the Servicer
and the Indenture Trustee have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                       ISSUER:
                       NEWCOURT EQUIPMENT TRUST
                       SECURITIES 1998-2

                       By Citibank, N.A.,
                          not in its individual capacity but solely as Owner Trustee

                       By                  /s/ F. Mills
                         -----------------------------------------------
                          Name:     F. Mills
                               -----------------------------------------
                          Title:    Senior Trust Officer
                                ----------------------------------------

                       DEPOSITOR:
                       ANTIGUA FUNDING CORPORATION

                       By           /s/ Glenn A. Votek
                         -----------------------------------------------
                          Name:     Glenn A. Votek
                               -----------------------------------------
                          Title: Executive Vice President and Treasurer
                                ----------------------------------------

                       AT&T CAPITAL CORPORATION
                       In its individual capacity and as Servicer

                       By           /s/ Glenn A. Votek
                         -----------------------------------------------
                          Name:     Glenn A. Votek
                               -----------------------------------------
                          Title: Executive Vice President and Treasurer
                                ----------------------------------------

                       INDENTURE TRUSTEE:
                       THE BANK OF NEW YORK
                          not in its individual capacity but solely as Indenture Trustee

                       By           /s/ Cheryl L. Laser
                         -----------------------------------------------
                          Name:     Cheryl L. Laser
                               -----------------------------------------
                          Title:    Assistant Vice President
                                ----------------------------------------


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